June 7 , 2019

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

Re: Registration Statement on Form S-1 (File No. 333-230857)

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-230857) filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2019, as amended by Pre-Effective Amendment No. 1 filed with the Commission on May 28, 2019 and Pre-Effective Amendment No. 2 filed with the Commission on June 7 , 2019 (the “Registration Statement”), by the Company, pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s registration of: (i) non-transferable subscription rights (“Rights”) to acquire up to 16,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of shares of the Company’s Common Stock and certain holders of warrants to purchase shares of the Company’s Common Stock; and (ii) up to 16,000,000 shares of the Common Stock (“Shares”) issuable upon exercise of the Rights.

In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement (the “Discussion”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed, with your permission, that (i) the Rights Offering will be consummated as described in the Registration Statement and (ii) the statements concerning the terms of the Rights Offering set forth in the Registration Statement are, and will remain, true, complete and correct at all times up to and including the consummation of the Rights Offering.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Rights Offering after the date of effectiveness of the Registration Statement, or any inaccuracy in the statements, facts and assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby. No opinion should be inferred as to (i) any other tax consequences of the Rights Offering or (ii) the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. Federal taxation. We express no opinion as to matters governed by any laws other than the Federal income tax laws of the United States of America.

June 7 , 2019 Page 2

Based on the foregoing and subject to the qualifications set forth herein, we hereby confirm that the Discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement constitutes the opinion of Libertas Law Group, Inc. as to the material United States Federal income tax consequences of the Rights Offering.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons who are “experts” within the meaning of Section 11 of the Securities Act or whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Libertas Law Group, Inc.

LIBERTAS LAW GROUP, INC.